UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 23, 2021

Aridis Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38630	47-2641188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

983 University Avenue, Bldg. B

Los Gatos, California 95032

(Address of principal executive offices, including ZIP code)

(408) 385-1742

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ARDS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2021, Aridis Pharmaceuticals, Inc. (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with Streeterville Capital, LLC (the “Investor”), pursuant to which we issued to the Investor a secured promissory note (the “Note”) in the aggregate principal amount of $5,250,000. Closing occurred on November 23, 2021 (the “Issuance Date”). The Note carries an original issue discount of $250,000. The Note bears interest at the rate of 6% per annum and matures on November 23, 2023. Beginning on May 23, 2021, the Investor has the right to redeem all or any portion of the Note up to the Maximum Monthly Redemption Amount which is $450,000.  Payments of each redemption amount must be made in cash.  Pursuant to the Note, the Company can defer all redemption payments that the Investor could otherwise elect to make during any calendar month on three (3) separate occasions by providing written notice to Investor at least three (3) trading days prior to the first day of each such calendar month for which it wishes to defer redemptions for that month. In the event the Company elects to defer, the aggregate principal amount plus accrued but unpaid interest (“Outstanding Amount”) shall automatically be increased by (a) 0.5% for the first exercise; (b) 1% for the second exercise and (c) 1.5% for the third exercise. The Company can prepay all or any portion of the Outstanding Amount at a rate of 105% of the portion of the Outstanding Balance Company elects to prepay if prepayment occurs on or before the three-month anniversary of the Issuance Date; (b) 107.5% of the portion of the Outstanding Balance Company elects to prepay if prepayment occurs after the three-month anniversary of the Issuance Date but on or before the six-month anniversary of the Issuance Date and (c) 110% of the Outstanding Balance if the prepayment occurs after the six-month anniversary of the Issuance Date.

Provided that there is no material breach of the Note Purchase Agreement or event of default, on February 21, 2022, the Company will issue a second Note to the Investor in the aggregate principal amount of $5,250,000 which shall be substantially similar to the Note except the maturity date will be February 21, 2024.

Pursuant to the Note Purchase Agreement, we are subject to certain covenants, including the obligations to: (i) timely file all reports required to be filed under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and not terminate its status as an issuer required to file reports under the Exchange Act; (ii) maintain listing of our common stock on a securities exchange; and (iii) avoid trading in our common stock from being suspended, halted, chilled, frozen or otherwise ceased.

In addition, pursuant to the Security Agreement dated November 23, 2021 between the Company and the Investor, the Note is secured by the Company’s MabIgX assets.

The foregoing descriptions of the Note Purchase Agreement, the Security Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Note Purchase Agreement, the Security Agreement and the Note, forms of which are attached as Exhibit 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Secured Promissory Note
10.1	Note Purchase Agreement dated as of November 23, 2021
10.2	Security Agreement dated as of November 23, 2021
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2021	ARIDIS PHARMACEUTICALS, INC.

/s/ Vu Truong
Vu Truong
Chief Executive Officer